UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2018

COMMAND SECURITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	001-33525	14-1626307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 Herndon Parkway, Suite A
Herndon, Virginia 20170

(Address of Principal Executive Offices) (Zip Code)

(703) 464-4735

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On September 18, 2018, Command Security Corporation, a New York corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Prosegur SIS (USA) Inc., a Florida corporation (“Parent”), and Crescent Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent.

Under the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of the Company’s common stock (other than (i) shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent or (ii) shares owned by any direct or indirect wholly owned subsidiary of the Company, and, in each case, not held on behalf of third parties) will be cancelled and automatically converted into the right to receive $2.85 per share in cash (the “Merger Consideration”).

Under the Merger Agreement, at the effective time of the Merger, each outstanding option to purchase shares, outstanding restricted shares and outstanding restricted stock units, in each case, whether vested or unvested, will be cancelled. A holder of an outstanding option to purchase shares will be entitled to receive an amount in cash equal to (x) the total number of shares subject to such Company option, whether vested or unvested, immediately prior to the effective time of the Merger multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price per share under each Company option, less applicable taxes. A holder of an outstanding restricted share or outstanding restricted stock unit will be entitled to receive an amount in cash equal to (x) the total number of such restricted shares and restricted stock units, whether vested or unvested, immediately prior to the effective time multiplied by (y) the Merger Consideration, less applicable taxes.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including covenants not to, during the pendency of the Merger, solicit alternative transactions or, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. Each of Parent and Merger Sub also has made customary representations, warranties and covenants in the Merger Agreement.

Consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including adoption of the Merger Agreement by the Company’s stockholders and receipt of the Committee on Foreign Investment in the United States (CFIUS) approval. The transaction is not subject to any financing condition.

The Merger Agreement contains certain customary termination rights for Parent and the Company, including a right to terminate the Merger Agreement if the Merger is not completed by March 18, 2019, unless otherwise extended pursuant to the terms of the Merger Agreement. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain specified circumstances, the Company will be obligated to pay Parent a termination fee of approximately $1.2 million.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and investors should not rely on them as statements of fact.

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Item 8.01	Other Events.

Voting Agreement

In connection with the execution of the Merger Agreement, Craig P. Coy, Thomas P. Kikis, Wax Asset Management, LLC, Norman H. Pessin, Brian L. Pessin and Sandra F. Pessin and certain of their respective family members, affiliated legal entities and trusts (collectively, the “Company Stockholders”) have entered into a Voting Agreement, dated as of September 18, 2018, with Parent (the “Voting Agreement”). Subject to the terms and conditions of the Voting Agreement, the Company Stockholders have agreed, among other things, to vote all of the shares of Company common stock held by them (representing in the aggregate approximately 60.7% of the total outstanding shares of Company common stock) in favor of the adoption of the Merger Agreement, and, subject to certain exceptions, not to transfer their shares of Company common stock. The Voting Agreement will terminate if the Merger Agreement is validly terminated.

The foregoing summary of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Press Release

On September 18, 2018, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 18, 2018, by and among Prosegur SIS (USA) Inc., Command Security Corporation and Crescent Merger Sub, Inc.
10.1	Voting Agreement, dated as of September 18, 2018, by and among Prosegur SIS (USA) Inc. and the stockholders party thereto.
99.1	Press Release dated September 18, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMAND SECURITY CORPORATION

	By:	/s/ N. Paul Brost
Date: September 24, 2018	Name:	N. Paul Brost
	Title:	Chief Financial Officer

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